UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): May 5, 2009
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     Valeant Pharmaceuticals International (the “Company”) furnished a Current Report on Form 8-K on May 5, 2009 (the “Original Form 8-K”) announcing the Company’s results of operations for the quarter ended March 31, 2009 and certain other financial information as of and for the quarter ended March 31, 2009.
     This Amendment No. 1 on Form 8-K/A (this “Amended Form 8-K”) is being furnished to amend the Original Form 8-K to reflect a revised classification between cash flow from operating activities in continuing operations and cash flow from financing activities relating to the quarter ended March 31, 2009. This revised classification (required by FSP APB 14-1) relates to $13,277,000 of payments of accreted interest on long-term debt and notes payable made during the quarter. As a result, the cash flow generated from operating activities in continuing operations for such period was reduced by $13,277,000 to $37,822,000 and cash out flow from financing activities for such period was decreased by the same $13,277,000 to $43,737,000. The net decrease in cash and marketable securities for such period remains unchanged at $72,936,000. The information furnished in this Amended Form 8-K, including the information furnished in Exhibit 99.1 hereto, amends and supersedes the information furnished by the Original Form 8-K, including the information provided under the caption “Other Data” in Table 5 to the press release furnished by the Original Form 8-K.
     The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1  Updated Cash Flow Data.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: May 7, 2009	By:	/s/ Peter J. Blott
Peter J. Blott
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Updated Cash Flow Data